As filed with the Securities and Exchange Commission on October 2, 1998.

                                                      Registration No. -________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           __________________________

                       RICK'S CABARET INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)

             Texas                                            76-0037324
     (State  of  incorporation                              (I.R.S. Employer
        or  organization)                                  Identification No.)
                     3113 Bering Drive, Houston, Texas 77057
                    (Address of principal executive offices)

                   CONSULTING AND ACQUISITION MANAGEMENT PLANS
                            (Full title of the plan)
                           ___________________________

                                Robert L. Watters
                                    President
                       Rick's Cabaret International, Inc.
                                3113 Bering Drive
                              Houston, Texas 77057
                                 (713) 785-0444
 (Name, address and telephone number, including area code, of agent for service)
                          ____________________________
                                    Copy to:
                                Robert D. Axelrod
                           Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                              Houston, Texas 77007
                         ______________________________

                            CALCULATION OF REGISTRATION FEE
                                 ______________________

________________________________________________________________________________
                                  Proposed    Proposed
   Title of                        maximum     maximum
  securities      Amount          offering    aggregate   Amount of
     to be          to be          price       offering  registration
  registered    registered      per share(*)   price(*)      fee
--------------  --------------  ------------  ---------  ------------
Common stock,   450,000 shares  $      0.625  $ 281,250  $      82.97
par value $.01
________________________________________________________________________________

* Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Rick's Cabaret International, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:
(a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997; (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1997 and (c) the description of the securities offered hereby is incorporated by reference to the Company's Registration Statement on Form SB-2, as amended (Registration Statement No. 33-88372, dated October 11, 1995) including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     The Company's Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Axelrod, Smith & Kirshbaum, who has prepared this Registration Statement and Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the Registrant in the past on certain legal matters. Excluding any shares of common stock that may be issued to Robert D. Axelrod pursuant to this Registration Statement, Mr. Axelrod owns 16,000 shares of common stock of the Registrant and 20,000 Warrants to purchase shares of common stock. In addition, Mr. Axelrod's children own 3,000 shares of Common stock of the Registrant. Otherwise, his entire relationship with the Registrant has been as legal counsel, and there are no arrangements or understandings which would in any way cause him to be deemed an affiliate of the Registrant or a person associated with an affiliate of the Registrant.

ITEM  6.     INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS.

     The Articles of Incorporation of the Company ("Articles") provide for indemnification of Directors and Officers in accordance with the Texas Business Corporation Act. Article Eight of the Articles provides as follows:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or for which the person is found liable to the Corporation, (iii) under Article 2.41 of the Texas Business Corporation Act, or
(iv) for any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

     Article  Nine  of  the  Articles  provides  as  follows:

     Section  9.1  The  Corporation  shall  indemnify any person who was or is a
     ------------
party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
          ----  ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section  9.2  The  Corporation  shall  indemnify any person who was or is a
     ------------
party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section  9.3  To  the extent that a director, officer, employee or agent of
     ------------
the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2., or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 9.4  Any indemnification under Sections 9.1 and 9.2 of this Article
     -----------
Nine (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1 and 9.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders in a vote that excludes the shares held by directors who are parties to such action, suit or proceeding.

     Section  9.5  Expenses  incurred  in  defending a civil or criminal action,
     ------------
suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent of his good faith belief that he has met the standard of conduct necessary for indemnification under Sections 9.1 and 9.2 and a written undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article Nine.

     Section  9.6  The  indemnification and advancement of expenses provided by,
     ------------
or granted pursuant to, the other paragraphs of this Article Nine shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to acting in another capacity while holding such office.

     Section  9.7  The Corporation shall have the power to purchase and maintain
     ------------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

     Section  9.8  For  the  purpose  of  this  Article Nine, references to "the
     ------------
Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Nine with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section  9.9  For  purposes  of  this  Article  Nine,  referenced to "other
     ------------
enterprises"  shall  include employee benefit plans; references to "fines" shall
     -
include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Nine.

     Section  9.10  The indemnification and advancement of expenses provided by,
     -------------
or granted pursuant to, this Article Nine shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.11  The provisions of this Article Nine:  (i) are for the benefit
     ------------
of, and may be enforced by, each person entitled to indemnification hereunder, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such person; and (ii) constitute a continuing offer to all present and future persons entitled to indemnification hereunder. The Corporation, by its filing of these Articles of Incorporation:
(a) acknowledges and agrees that each person entitled to indemnification hereunder has relied upon and will continue to rely upon the provisions of this Article Nine in accepting and serving in any of the capacities entitling such person to indemnification hereunder; (b) waives reliance upon, and all notices of acceptance of, such provisions by such persons; and (c) acknowledges and agrees that no present or future person entitled to indemnification hereunder shall be prejudiced in such person's right to enforce the provisions of this Article Nine in accordance with their terms by any act or failure to act on the part of the Corporation.

     Section 9.12  No amendment, modification, or repeal of this Article Nine or
     ------------
any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present or future person entitled to indemnification hereunder to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such person, under and in accordance with the provisions of this Article Nine as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

     The foregoing discussion of the Company's Articles and of the Texas Business Corporation Act is not intended to be exhaustive and is qualified in its entirety by such Articles and statutes, respectively.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

     The  following  is  a  list  of  exhibits filed as part of the Registration
Statement:

     Exhibit  Number               Description  of  Exhibit
     ---------------               ------------------------


          5                    Opinion  of  Axelrod,  Smith  &  Kirshbaum

          23(i)                    Consent  of  Jackson  &  Rhodes

          23(ii)                    Consent  of  Axelrod,  Smith  &  Kirshbaum

ITEM  9.     UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     A.     (1)     To file during any period in which offers or sales are being made,  a  post-effective  amendment  to  this  Registration  Statement:


     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a) (i) and (a) (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 29, 1998

                            RICK'S  CABARET  INTERNATIONAL,  INC.


                            By:  /s/  Robert  L.  Watters
                                 ---------------------------
                                 Robert  L.  Watters,  Chairman  of  the
                                 Board, Chief Executive Officer, and Chief Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                         Title                         Date
---------                         -----                         ----


/s/  Robert  L. Watters     Chairman of the Board,           September 29, 1998
------------------------

     Robert  L.  Watters    Chief  Executive  Officer,  and
                            Chief  Accounting  Officer

/s/  Erich Norton White     Director and Executive           September 29, 1998
------------------------
     Erich  Norton  White   Vice  President

/s/  Eric Scott Langan      Director and Executive           September 29, 1998
-----------------------
     Eric  Scott  Langan    Vice  President--Operations

/s/  Scott  C. Mitchell     Director                         September 29, 1998
-----------------------
     Scott  C.  Mitchell

                            Director                         ____________, ____
-----------------------
Martin  Sage